UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Report): November 13, 2008

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

133 Sevilla Avenue

Coral Gables, FL 33134

(Address of principal executive offices) (Zip Code)

(305) 415-8830

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “eLandia,” the “Company,” “us,” “our” or “we” are to eLandia International Inc.

Item 7.01	Regulation FD Disclosure.

On November 13, 2008, we will make a slide presentation at The Four Seasons Hotel in Miami, Florida (the “Presentation”). A copy of the Presentation will be made available through the Investor Relations link at our website, http://www.elandiagroup.com, and is also attached as Exhibit 99.1.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Statements expressed in the Presentation and other statements to be made by us contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements regarding our future results and plans and anticipated trends in the industry and economies in which we operate. These forward-looking statements are based on our current expectations and our actual results may differ materially from those set forth in the forward-looking statements due to a number of risks, uncertainties and other factors contained in our Annual Report on Form 10-K. These factors include, without limitation, our ability to obtain funding for its business plans, uncertainty in the demand for our services or products and our ability to manage our growth. These factors and other risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission. We do not assume any obligation to update these forward-looking statements to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	eLandia International Inc. presentation materials, November 13, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: November 13, 2008	By:	/s/ Harley L. Rollins
Harley L. Rollins
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	eLandia International Inc. presentation materials, November 13, 2008.

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